                                                                    EXHIBIT 23.2


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


Reliant Resources, Inc.
Attn. Mr P. Griffin
P/a Keulsekade 189
3534 AC UTRECHT



May 2, 2001



12626901/2001040501/C/jvds/avw


                                                     Ref: J. van der Starre R.A.


BETREFT: INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Reliant Resources, Inc. on Form S-8 of our report dated May 11, 1999 on the financial statements of N.V. UNA, appearing in the Reliant Resources, Inc. Prospectus dated April 30, 2001.

Yours faithfully,


/s/ PRICEWATERHOUSECOOPERS N.V.

PricewaterhouseCoopers N.V.